250 Glen Street Glens Falls, NY 12801
NASDAQ® Symbol: "AROW" Website: arrowfinancial.com Media Contact: Blake Jones Tel: (518) 415-4274

Arrow Reports $10.1 million in Q3 Net Income and Year-Over-Year Loan Growth of 9.9%

•	Total loans grew by $55.3 million in the third quarter of 2019 to a record high.

•	Third quarter net income was $10.1 million.

•	Third quarter diluted earnings per share (EPS) of $0.67.

•	Third quarter net interest income increased 6.2% over the prior-year comparable quarter.

•	Continued strong profitability, asset quality and capital ratios.

GLENS FALLS, N.Y. (October 22, 2019) – Arrow Financial Corporation (NasdaqGS® – AROW) announced operating results for the three-month period ended September 30, 2019. Net income for the third quarter of 2019 was $10.1 million, compared to $9.3 million in the third quarter of 2018. Steady loan growth continued in the third quarter of 2019, as total loans grew by $55.3 million from June 30, 2019 to $2.3 billion. Driven primarily by this growth, net interest income increased to $22.3 million in the third quarter of 2019, compared to $21.0 million for the comparable quarter of 2018.

Annualized key profitability ratios remained strong, as measured by a return on average equity of 13.82% and a return on average assets of 1.32% for the third quarter, compared to 13.96% and 1.28%, respectively, a year earlier.

"Arrow delivered another strong quarter, demonstrated by $55.3 million of loan growth in the quarter, total assets above $3.0 billion and continued stable asset quality," said President and CEO Thomas J. Murphy. “Alongside organic growth, we remain focused on the customer experience through strategic investments in technology as well as our branch network. I am proud of our team and these results."

In the third quarter, Glens Falls National Bank completed a yearlong optimization of its three-branch Plattsburgh presence, which included relocations, renovations and the debut of a newly built facility at Smithfield Boulevard in September. In addition, Glens Falls National Bank reopened its fully renovated Exit 18 Office in Queensbury, and Saratoga National Bank is targeting to open its 12th branch in Latham in early 2020.
The following expands on our third-quarter results:

Cash and Stock Dividends: On September 13, 2019, the Company distributed a cash dividend of $0.26 per share. The cash dividend was 3% higher than the cash dividend paid by the Company in the third quarter of 2018 when adjusted for the 3% stock dividend distributed on September 27, 2018. Additionally, a 3% stock dividend was distributed on September 27, 2019. This is the 11th consecutive year the Company declared a stock dividend.

Loan Growth: Total loans reached $2.3 billion as of September 30, 2019, which represents an increase of $209.5 million, or 9.9% as compared to September 30, 2018. The consumer loan portfolio grew by $111.6 million, or 16.1%, as compared to September 30, 2018, primarily within the indirect automobile lending program. Total outstanding residential real estate loans increased $54.9 million, or 6.6%, as compared to September 30, 2018. Total outstanding commercial loans increased $43.0 million, or 7.2%, as compared to September 30, 2018.

Deposit Growth: At September 30, 2019, deposit balances reached $2.6 billion, up $206.7 million, or 8.6%, from the prior-year level. Noninterest-bearing deposits represented 19.8% of total deposits at September 30, 2019, a decrease from 20.4% of total deposits a year prior. At September 30, 2019, other time deposits were $269.8 million, an increase of $86.9 million compared to the prior year. Time deposits include brokered deposits acquired to diversify funding with more favorable rates as compared to wholesale borrowings. Total combined Federal Home Loan Bank Overnight and Term Advances declined $98.0 million from September 30, 2018.

Net Interest Income: Third quarter 2019 net interest income increased to $22.3 million, up 6.2% from $21.0 million in the comparable quarter of 2018. The net interest margin was 3.07% for the quarter, compared to 3.02% for the third quarter of 2018. The increase in net interest margin from the prior year was primarily the result of an improved balance sheet mix, with loans and deposits increasing and investments and borrowings decreasing.

Noninterest Income: Noninterest income for the three months ended September 30, 2019 was $7.7 million, compared to $7.4 million in the comparable 2018 quarter. For the third quarter of 2019, income from fiduciary activities and insurance combined to generate 13.8% of total revenue. For the third quarter of 2018, income from fiduciary activities and insurance combined to generate 15.1% of total revenue.

Noninterest Expense: Noninterest expense for the third quarter of 2019 increased 4.8% to $16.8 million, from $16.0 million for the third quarter of 2018. Technology and equipment expense increased $546 thousand, and other operating expense increased $481 thousand from the comparable quarter in 2018. The FDIC provided Small Bank Assessment Credits of $687 thousand, which were fully recorded in the third quarter of 2019.

Provision for Income Taxes: The provision for income taxes was $2.6 million for the third quarter of 2019 compared to $2.5 million for the same quarter of 2018. The effective income tax rates for the three-month periods ended September 30, 2019 and 2018 were 20.6% and 21.1%, respectively.

Asset Quality: Asset quality remained strong at September 30, 2019, with continued low levels of nonperforming loans and net charge-offs. Nonperforming loans at September 30, 2019, were $4.7 million, down $1.1 million from the level at September 30, 2018. Net charge-offs, expressed as an annualized percentage of average loans outstanding, were 0.05% for the three-month period ended September 30, 2019, up from the prior-year comparable quarter of 0.04%. The allowance for loan losses was $20.9 million at September 30, 2019, which represented 0.90% of loans outstanding, as compared to 0.94% at September 30, 2018. The loss provision expense for the third quarter of 2019 was $518 thousand, down $68 thousand from the provision for the comparable 2018 quarter.

Capital: Total stockholders’ equity was a record $292.2 million at September 30, 2019, up $27.4 million, or 10.4%, from the comparable quarter of 2018. Overall regulatory capital ratios also remained strong in 2019, with the Company's common equity tier 1 ratio estimated to be 12.93% and the total risk-based capital ratio estimated to be 14.81% at September 30, 2019. These capital levels at the Company and both its subsidiary banks continue to significantly exceed the "well capitalized" regulatory standard.

Industry Recognition: Both of the Company's banking subsidiaries maintained their BauerFinancial, Inc. 5-Star Superior Bank rating. Glens Falls National Bank and Trust Company and Saratoga National Bank and Trust Company have continued to earn this designation for the last 50 and 42 quarters, respectively.
_________

About Arrow: Arrow Financial Corporation is a multi-bank holding company headquartered in Glens Falls, New York, serving the financial needs of northeastern New York. The Company is the parent of Glens Falls National Bank and Trust Company and Saratoga National Bank and Trust Company. Other subsidiaries include Upstate Agency, LLC and North Country Investment Advisers, Inc.

Non-GAAP Financial Measures Reconciliation: In addition to presenting information in conformity with accounting principles generally accepted in the United States of America (GAAP), this news release contains financial information determined by methods other than GAAP (non-GAAP). The following measures used in this release, which are commonly utilized by financial institutions, have not been specifically exempted by the Securities and Exchange Commission ("SEC") and may constitute "non-GAAP financial measures" within the meaning of the SEC's rules. Certain non-GAAP financial measures include: tangible equity, return on tangible equity, tax-equivalent adjustment and related net interest income, tax-equivalent, and the efficiency ratio. Management believes that the non-GAAP financial measures disclosed by the Company from time to time are useful in evaluating the Company's performance and that such information should be considered as supplemental in nature and not as a substitute for or superior to the related financial information prepared in accordance with GAAP. Non-GAAP financial measures may differ from similar measures presented by other companies. See the reconciliation of GAAP to non-GAAP measures in the section "Selected Quarterly Information."

Safe Harbor Statement: The information contained in this news release may contain statements that are not historical in nature but rather are based on management’s beliefs, assumptions, expectations, estimates and projections about the future. These statements may be "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, involving a degree of uncertainty and attendant risk. In the case of all forward-looking statements, actual outcomes and results may differ materially from what the statements predict or forecast, explicitly or by implication. The Company undertakes no obligation to revise or update these forward-looking statements to reflect the occurrence of unanticipated events. This News Release should be read in conjunction with the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, and other filings with the Securities and Exchange Commission.

ARROW FINANCIAL CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF INCOME (In Thousands, Except Per Share Amounts - Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
INTEREST AND DIVIDEND INCOME
Interest and Fees on Loans	$24,620	$20,839	$70,543	$59,606
Interest on Deposits at Banks	182	182	572	474
Interest and Dividends on Investment Securities:
Fully Taxable	2,018	2,187	6,671	6,128
Exempt from Federal Taxes	1,132	1,287	3,606	4,295
Total Interest and Dividend Income	27,952	24,495	81,392	70,503
INTEREST EXPENSE
Interest-Bearing Checking Accounts	500	390	1,435	1,165
Savings Deposits	2,317	901	5,926	2,134
Time Deposits over $250,000	451	301	1,362	833
Other Time Deposits	1,255	370	3,099	911
Federal Funds Purchased and Securities Sold Under Agreements to Repurchase	28	15	75	47
Federal Home Loan Bank Advances	820	1,270	3,513	2,340
Junior Subordinated Obligations Issued to Unconsolidated Subsidiary Trusts	250	251	780	712
Interest on Financing Leases	28	—	71	—
Total Interest Expense	5,649	3,498	16,261	8,142
NET INTEREST INCOME	22,303	20,997	65,131	62,361
Provision for Loan Losses	518	586	1,445	1,961
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	21,785	20,411	63,686	60,400
NONINTEREST INCOME
Income From Fiduciary Activities	2,212	2,262	6,571	7,106
Fees for Other Services to Customers	2,623	2,605	7,570	7,555
Insurance Commissions	1,936	2,024	5,590	6,119
Net Gain on Securities Transactions	146	114	222	355
Net Gain on Sales of Loans	257	54	501	115
Other Operating Income	517	291	1,020	900
Total Noninterest Income	7,691	7,350	21,474	22,150
NONINTEREST EXPENSE
Salaries and Employee Benefits	10,015	9,771	29,061	28,952
Occupancy Expenses, Net	1,324	1,132	4,023	3,742
Technology and Equipment Expense	3,305	2,759	9,689	8,306
FDIC Assessments	(480)	218	(56)	658
Other Operating Expense	2,627	2,146	7,634	6,516
Total Noninterest Expense	16,791	16,026	50,351	48,174
INCOME BEFORE PROVISION FOR INCOME TAXES	12,685	11,735	34,809	34,376
Provision for Income Taxes	2,618	2,475	7,074	6,855
NET INCOME	$10,067	$9,260	$27,735	$27,521
Average Shares Outstanding [1]:
Basic	14,955	14,864	14,927	14,825
Diluted	14,991	14,956	14,968	14,914
Per Common Share:
Basic Earnings	$0.67	$0.62	$1.86	$1.85
Diluted Earnings	0.67	0.62	1.85	1.84
[1] Share and Per Share Amounts have been restated for the September 27, 2019, 3% stock dividend.

ARROW FINANCIAL CORPORATION AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (In Thousands, Except Share and Per Share Amounts - Unaudited)

	September 30, 2019		December 31, 2018		September 30, 2018
ASSETS
Cash and Due From Banks	$65,882		$56,529		$57,385
Interest-Bearing Deposits at Banks	26,416		27,710		34,910
Investment Securities:
Available-for-Sale	314,182		317,535		340,411
Held-to-Maturity (Approximate Fair Value of $259,128 at September 30, 2019; $280,338 at December 31, 2018; and $282,719 at September 30, 2018)	255,095		283,476		289,952
Equity Securities	1,996		1,774		1,916
Other Investments	6,627		15,506		10,866
Loans	2,335,591		2,196,215		2,126,100
Allowance for Loan Losses	(20,931)		(20,196)		(20,003)
Net Loans	2,314,660		2,176,019		2,106,097
Premises and Equipment, Net	40,228		30,446		28,601
Goodwill	21,873		21,873		21,873
Other Intangible Assets, Net	1,713		1,852		1,954
Other Assets	64,150		55,614		59,255
Total Assets	$3,112,822		$2,988,334		$2,953,220
LIABILITIES
Noninterest-Bearing Deposits	$516,876		$472,768		$490,469
Interest-Bearing Checking Accounts	801,446		790,781		899,547
Savings Deposits	929,691		818,048		758,727
Time Deposits over $250,000	96,770		73,583		76,226
Other Time Deposits	269,764		190,404		182,886
Total Deposits	2,614,547		2,345,584		2,407,855
Federal Funds Purchased and Securities Sold Under Agreements to Repurchase	72,869		54,659		62,503
Federal Home Loan Bank Overnight Advances	48,000		234,000		131,000
Federal Home Loan Bank Term Advances	30,000		45,000		45,000
Junior Subordinated Obligations Issued to Unconsolidated Subsidiary Trusts	20,000		20,000		20,000
Finance Leases	5,263	—	—	—	—
Other Liabilities	29,915		19,507		22,052
Total Liabilities	2,820,594		2,718,750		2,688,410
STOCKHOLDERS’ EQUITY
Preferred Stock, $1 Par Value and 1,000,000 Shares Authorized at September 30, 2019; $5 Par Value and 1,000,000 Shares Authorized at December 31, 2018 and September 30, 2018	—		—		—
Common Stock, $1 Par Value; 30,000,000 Shares Authorized at September 30, 2019 and 20,000,000 Shares Authorized at December 31, 2018 and September 30, 2018 (19,606,449 Shares Issued at September 30, 2019 and 19,035,565 at December 31, 2018 and September 30, 2018)	19,606		19,035		19,035
Additional Paid-in Capital	334,597		314,533		313,763
Retained Earnings	27,375		29,257		24,258
Unallocated ESOP Shares (5,151 Shares at September 30, 2019; 5,001 Shares at December 31, 2018 and 9,932 Shares at September 30, 2018)	(100)		(100)		(200)
Accumulated Other Comprehensive Loss	(8,979)		(13,810)		(12,621)
Treasury Stock, at Cost (4,632,657 Shares at September 30, 2019; 4,558,207 Shares at December 31, 2018 and 4,584,147 Shares at September 30, 2018)	(80,271)		(79,331)		(79,425)
Total Stockholders’ Equity	292,228		269,584		264,810
Total Liabilities and Stockholders’ Equity	$3,112,822		$2,988,334		$2,953,220

Arrow Financial Corporation Selected Quarterly Information (Dollars In Thousands, Except Per Share Amounts - Unaudited)

Quarter Ended	9/30/2019	6/30/2019	3/31/2019	12/31/2018	9/30/2018
Net Income	$10,067	$8,934	$8,734	$8,758	$9,260
Transactions in Net Income (Net of Tax):
Net Changes in Fair Value of Equity Investments	109	—	57	(106)	85

Share and Per Share Data:[1]
Period End Shares Outstanding	14,969	14,949	14,909	14,907	14,875
Basic Average Shares Outstanding	14,955	14,922	14,903	14,885	14,864
Diluted Average Shares Outstanding	14,991	14,963	14,956	14,949	14,956
Basic Earnings Per Share	$0.67	$0.60	$0.59	$0.59	$0.62
Diluted Earnings Per Share	0.67	0.60	0.58	0.59	0.62
Cash Dividend Per Share	0.252	0.252	0.252	0.252	0.245

Selected Quarterly Average Balances:
Interest-Bearing Deposits at Banks	$27,083	$25,107	$26,163	$34,782	$30,522
Investment Securities	545,073	584,679	611,161	637,341	636,847
Loans	2,308,879	2,255,299	2,210,642	2,160,435	2,089,651
Deposits	2,472,528	2,436,290	2,347,985	2,347,231	2,279,709
Other Borrowed Funds	231,291	253,302	330,086	315,172	314,304
Shareholders' Equity	289,016	280,247	272,864	268,503	263,139
Total Assets	3,023,043	2,997,458	2,977,056	2,954,029	2,879,854
Return on Average Assets, annualized	1.32%	1.20%	1.19%	1.18%	1.28%
Return on Average Equity, annualized	13.82%	12.79%	12.98%	12.94%	13.96%
Return on Average Tangible Equity, annualized [2]	15.05%	13.96%	14.22%	14.20%	15.36%
Average Earning Assets	$2,881,035	$2,865,085	$2,847,966	$2,832,558	$2,757,020
Average Paying Liabilities	2,213,642	2,235,462	2,224,403	2,189,233	2,110,924
Interest Income	27,952	27,227	26,213	26,000	24,495
Tax-Equivalent Adjustment [3]	344	376	373	376	376
Interest Income, Tax-Equivalent [3]	28,296	27,603	26,586	26,376	24,871
Interest Expense	5,649	5,520	5,092	4,343	3,498
Net Interest Income	22,303	21,707	21,121	21,657	20,997
Net Interest Income, Tax-Equivalent [3]	22,647	22,083	21,494	22,033	21,373
Net Interest Margin, annualized	3.07%	3.04%	3.01%	3.03%	3.02%
Net Interest Margin, Tax-Equivalent, annualized [3]	3.12%	3.09%	3.06%	3.09%	3.08%

Efficiency Ratio Calculation: [4]
Noninterest Expense	$16,791	$16,908	$16,652	$16,881	$16,026
Less: Intangible Asset Amortization	61	44	79	65	65
Net Noninterest Expense	$16,730	$16,864	$16,573	$16,816	$15,961
Net Interest Income, Tax-Equivalent	$22,647	$22,083	$21,494	$22,033	$21,373
Noninterest Income	7,691	6,896	6,887	6,799	7,350
Less: Net Changes in Fair Value of Equity Invest.	146	—	76	(142)	114
Net Gross Income	$30,192	$28,979	$28,305	$28,974	$28,609
Efficiency Ratio	55.41%	58.19%	58.55%	58.04%	55.79%

Period-End Capital Information:
Total Stockholders' Equity (i.e. Book Value)	$292,228	$284,649	$276,609	$269,584	$264,810
Book Value per Share [1]	19.52	19.04	18.55	18.08	17.80
Goodwill and Other Intangible Assets, net	23,586	23,603	23,650	23,725	23,827
Tangible Book Value per Share [1,2]	17.95	17.46	16.97	16.49	16.20

Capital Ratios:[5]
Tier 1 Leverage Ratio	10.04%	9.88%	9.73%	9.61%	9.67%
Common Equity Tier 1 Capital Ratio	12.93%	12.99%	12.98%	12.89%	12.89%
Tier 1 Risk-Based Capital Ratio	13.85%	13.93%	13.95%	13.87%	13.90%
Total Risk-Based Capital Ratio	14.81%	14.91%	14.93%	14.86%	14.90%

Assets Under Trust Admin. & Investment Mgmt.	$1,485,116	$1,496,966	$1,483,259	$1,385,752	$1,551,289

Arrow Financial Corporation
Selected Quarterly Information - Continued
(Dollars In Thousands, Except Per Share Amounts - Unaudited)

Footnotes:

1.	Share and Per Share Data have been restated for the September 27, 2019, 3% stock dividend.

2.
Non-GAAP Financial Measures Reconciliation: Tangible Book Value and Tangible Equity exclude goodwill and other intangible assets, net from total equity.  These are non-GAAP financial measures which we believe provide investors with information that is useful in understanding our financial performance.

		9/30/2019	6/30/2019	3/31/2019	12/31/2018	9/30/2018
	Total Stockholders' Equity (GAAP)	$292,228	$284,649	$276,609	$269,584	$264,810
	Less: Goodwill and Other Intangible assets, net	23,586	23,603	23,650	23,725	23,827
	Tangible Equity (Non-GAAP)	$268,642	$261,046	$252,959	$245,859	$240,983

	Period End Shares Outstanding	14,969	14,949	14,909	14,907	14,875
	Tangible Book Value per Share (Non-GAAP)	$17.95	$17.46	$16.97	$16.49	$16.20
	Net Income	10,067	8,934	8,734	8,758	9,260
	Return on Average Tangible Equity (Net Income/Tangible Equity - Annualized)	15.05%	13.96%	14.22%	14.20%	15.36%

3.
Non-GAAP Financial Measures Reconciliation: Net Interest Margin, Tax-Equivalent is the ratio of our annualized tax-equivalent net interest income to average earning assets. This is also a non-GAAP financial measure which we believe provides investors with information that is useful in understanding our financial performance.

		9/30/2019	6/30/2019	3/31/2019	12/31/2018	9/30/2018
	Interest Income (GAAP)	$27,952	$27,227	$26,213	$26,000	$24,495
	Add: Tax-Equivalent adjustment (Non-GAAP)	344	376	373	376	376
	Interest Income - Tax Equivalent (Non-GAAP)	$28,296	$27,603	$26,586	$26,376	$24,871
	Net Interest Income (GAAP)	$22,303	$21,707	$21,121	$21,657	$20,997
	Add: Tax-Equivalent adjustment (Non-GAAP)	344	376	373	376	376
	Net Interest Income - Tax Equivalent (Non-GAAP)	$22,647	$22,083	$21,494	$22,033	$21,373
	Average Earning Assets	$2,881,035	$2,865,085	$2,847,966	$2,832,558	$2,757,020
	Net Interest Margin (Non-GAAP)*	3.12%	3.09%	3.06%	3.09%	3.08%

4.
Non-GAAP Financial Measures: Financial Institutions often use the "efficiency ratio", a non-GAAP ratio, as a measure of expense control. We believe the efficiency ratio provides investors with information that is useful in understanding our financial performance. We define our efficiency ratio as the ratio of our noninterest expense to our net gross income (which equals our tax-equivalent net interest income plus noninterest income, as adjusted).

5.
For the current quarter, all of the regulatory capital ratios in the table above, as well as the Total Risk-Weighted Assets and Common Equity Tier 1 Capital amounts listed in the table below, are estimates based on, and calculated in accordance with, bank regulatory capital rules. All prior quarters reflect actual results. The CET1 ratio at September 30, 2019 listed in the tables (i.e., 12.93%) exceeds the sum of the required minimum CET1 ratio plus the fully phased-in Capital Conservation Buffer (i.e., 7.00%).

		9/30/2019	6/30/2019	3/31/2019	12/31/2018	9/30/2018
	Total Risk Weighted Assets	$2,184,214	$2,121,541	$2,075,115	$2,046,495	$1,999,849
	Common Equity Tier 1 Capital	282,485	275,528	269,363	263,863	257,852
	Common Equity Tier 1 Ratio	12.93%	12.99%	12.98%	12.89%	12.89%

* Quarterly ratios have been annualized

Arrow Financial Corporation Consolidated Financial Information (Dollars in Thousands - Unaudited)

Quarter Ended:	9/30/2019	12/31/2018	9/30/2018
Loan Portfolio
Commercial Loans	$142,135	$136,890	$127,112
Commercial Real Estate Loans	498,083	484,562	470,122
Subtotal Commercial Loan Portfolio	640,218	621,452	597,234
Consumer Loans	805,798	719,510	694,188
Residential Real Estate Loans	889,575	855,253	834,679
Total Loans	$2,335,591	$2,196,215	$2,126,101
Allowance for Loan Losses
Allowance for Loan Losses, Beginning of Quarter	$20,695	$20,003	$19,640
Loans Charged-off	(402)	(573)	(325)
Less Recoveries of Loans Previously Charged-off	120	120	102
Net Loans Charged-off	(282)	(453)	(223)
Provision for Loan Losses	518	646	586
Allowance for Loan Losses, End of Quarter	$20,931	$20,196	$20,003
Nonperforming Assets
Nonaccrual Loans	$3,465	$4,159	$4,468
Loans Past Due 90 or More Days and Accruing	1,066	1,225	1,172
Loans Restructured and in Compliance with Modified Terms	150	138	115
Total Nonperforming Loans	4,681	5,522	5,755
Repossessed Assets	76	130	47
Other Real Estate Owned	1,198	1,130	1,173
Total Nonperforming Assets	$5,955	$6,782	$6,975
Key Asset Quality Ratios
Net Loans Charged-off to Average Loans, Quarter-to-date Annualized	0.05%	0.08%	0.04%
Provision for Loan Losses to Average Loans, Quarter-to-date Annualized	0.09%	0.12%	0.11%
Allowance for Loan Losses to Period-End Loans	0.90%	0.92%	0.94%
Allowance for Loan Losses to Period-End Nonperforming Loans	447.15%	365.74%	347.58%
Nonperforming Loans to Period-End Loans	0.20%	0.25%	0.27%
Nonperforming Assets to Period-End Assets	0.19%	0.23%	0.24%
Nine-Month Period Ended:
Allowance for Loan Losses
Allowance for Loan Losses, Beginning of Year	$20,196		$18,586
Loans Charged-off	(1,232)		(960)
Less Recoveries of Loans Previously Charged-off	522		416
Net Loans Charged-off	(710)		(544)
Provision for Loan Losses	1,445		1,961
Allowance for Loan Losses, End of Period	$20,931		$20,003
Key Asset Quality Ratios
Net Loans Charged-off to Average Loans, Annualized	0.04%		0.03%
Provision for Loan Losses to Average Loans, Annualized	0.09%		0.14%